Exhibit 99.1

Westchase

Financial Statements

For the Period January 1, 2012

to September 30, 2012 (Unaudited)

and For the Year Ended

December 31, 2011

Contents

Page(s)

Report of independent auditors	1

Statements of revenue over certain operating expenses	2

Notes to statements of revenue over certain operating expenses	3-5

REPORT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

Franklin Street Properties Corp.

Wakefield, Massachusetts

We have audited the accompanying statement of revenue over certain operating expenses (the "Statement") of the office property known as Westchase located at 10370 and 10350 Richmond Avenue, Houston, Texas (the “Property”) for the year ended December 31, 2011. The Statement is the responsibility of the Property’s management. Our responsibility is to express an opinion on the Statement based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Statement is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Statement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Statement. We believe that our audit provides a reasonable basis for our opinion.

The accompanying Statement was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission (for inclusion in the Form 8-K of Franklin Street Properties Corp.) as described in Note 2 to the Statement and is not intended to be a complete presentation of the Property’s revenue and expenses.

In our opinion, the Statement of the Property presents fairly, in all material respects, the revenue over certain operating expenses described in Note 2 to the Statement of the Property for the year ended December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ Braver PC

Needham, Massachusetts

December 20, 2012

1

Westchase

Statements of Revenue over Certain Operating Expenses

For the Period January 1, 2012 to September 30, 2012 (Unaudited) and

For the Year Ended December 31, 2011

	For the Period January 1, 2012 to September 30, 2012 (Unaudited)	For the Year Ended December 31, 2011
Revenue

Rental income	$12,309,751	$14,752,600
Termination fee	-	870,551

Total revenue	12,309,751	15,623,151

Certain operating expenses

Taxes and insurance	2,104,075	2,402,074
Operating and maintenance	2,040,010	2,883,491
Management fees	847,060	1,035,901
Administrative	432,667	524,231

Total expenses	5,423,812	6,845,697

Excess of revenue over certain operating expenses	$6,885,939	$8,777,454

See notes to statements of revenue over certain operating expenses

2

Westchase

Notes to Statements of

Revenue over Certain Operating Expenses

For the Period January 1, 2012 to September 30, 2012 (Unaudited)

And for the Year Ended December 31, 2011

1.	Description of the Property

The accompanying statements of revenue over certain operating expenses (the “Statements”) of the office property known as Westchase located at 10370 and 10350 Richmond Avenue, Houston, Texas (the “Property”). The Property consists of two, 14-story, multi-tenant office buildings containing an aggregate of approximately 629,022 rentable square feet of space and a parking garage located on approximately 6.5 acres of land. The Property was owned by Granite Westchase Partners, Ltd. and sold to FSP Westchase LLC (the “Property Owner”), a subsidiary of Franklin Street Properties Corp., on November 1, 2012.

2.	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying Statements have been prepared on the accrual basis of accounting. The Statements have been prepared in accordance with Rule 3-14 of Regulation S-X of the Securities and Exchange Commission for real estate properties acquired or to be acquired. Accordingly, these Statements exclude certain historical expenses not comparable to the operations of the Property after acquisition such as amortization, depreciation, interest, corporate expenses and certain other costs not directly related to future operations of the Property. Therefore, the amounts reported in the Statements may not be comparable to the results of operations reported for the future operations of the Property. Except for this factor, the Property Owner is not aware of any material factors during the year ended December 31, 2011, or the period January 1, 2012 to September 30, 2012, that would cause the reported financial information not to be indicative of future operating results.

The accompanying interim statement of revenue over certain operating expenses for the period January 1, 2012 to September 30, 2012 is unaudited. In the opinion of management, all adjustments, consisting only of normal and recurring adjustments considered necessary for a fair statement, have been included. The reported results are not necessarily indicative of the results that may be expected for a full year.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of revenues and certain expenses during the reporting period. Actual results could differ from these estimates.

3

Westchase

Notes to Statements of

Revenue over Certain Operating Expenses

For the Period January 1, 2012 to September 30, 2012 (Unaudited)

And for the Year Ended December 31, 2011

2.	Summary of Significant Accounting Policies (Continued)

Revenue Recognition

Rental income includes income from leases, certain reimbursable expenses, and straight-line rent adjustments associated with renting the Property. A summary of rental income is shown in the following table:

	January 1, 2012
	to	Year Ended
	September 30, 2012	December 31,
	(Unaudited)	2011

Lease revenue	$7,842,721	$9,756,461
Parking revenue	108,765	132,788
Straight-line rent adjustment	421,289	696,879
Reimbursable expenses and other	3,936,976	4,166,472

Total	$12,309,751	$14,752,600

Rental income from the leases, which includes rent concessions and scheduled increases in rental rates during the lease terms, are recognized on a straight-line basis. Reimbursable costs are included in rental income in the period earned.

Subsequent Events

The Property Owner has evaluated all subsequent events through December 20, 2012, the date the Statements were available to be issued.

3.	Leasing Operations

Minimum future rentals due under non-cancelable operating leases as follows:

Amount

Year Ending December 31, 2012	$10,524,203
Year Ending December 31, 2013	11,088,437
Year Ending December 31, 2014	11,090,618
Year Ending December 31, 2015	9,323,807
Year Ending December 31, 2016	7,247,466
Thereafter	18,472,050

$67,746,581

In addition, the lessees are liable for real estate taxes and certain operating expenses of the Property.

4

Westchase

Notes to Statements of

Revenue over Certain Operating Expenses

For the Period January 1, 2012 to September 30, 2012 (Unaudited)

And for the Year Ended December 31, 2011

4.	Related Party Transactions

Management fees were paid to a general partner of Granite Westchase Partners, Ltd. Amounts paid during the period January 1, 2012 to September 30, 2012 (unaudited) and for the year ended December 31, 2011 were $841,281 and $1,026,473, respectively.

5.	Concentration of Risks

For the period January 1, 2012 to September 30, 2012 (unaudited) and for the year ended December 31, 2011, 41% and 39%, respectively, of all of the rental income was recognized from two tenants. As such, future recognition is dependent upon the financial strength of the lessees and their ability to perform under the lease agreements.

5